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Exhibit 23.1

Consent of Independent Accountants

[Letterhead of BDO Seidman, LLP]

May 29, 2003

The Board of Directors
Sterling Financial Corporation

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2003, except Note 26 as to which the date is February 28, 2003 relating to the consolidated financial statements of Sterling Financial Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                      /s/ BDO Seidman LLP

May 29, 2003
Spokane, Washington

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Exhibit 23.1 Consent of Independent Accountants